EXHIBIT 99.1

                   On2 Technologies Announces Q2 2005 Results

NEW YORK (July 28, 2005). On2 Technologies, Inc. (AMEX:ONT) today announced its financial results for the second quarter of 2005. Revenue for the three months ended June 30, 2005 was $346,000, a 78% decrease from second quarter 2004 revenue and a 2% decrease from first quarter 2005 revenue. Second quarter 2004 revenue included $1,452,000 generated from the license of software to Macromedia.

Operating expenses for the second quarter of 2005 were $1,416,000, a decrease of 4% over 2004 second quarter operating expenses of $1,480,000. Second quarter operating expenses included $73,000 in depreciation and amortization, consisting of $35,000 of amortization of assets recorded in connection with the Flix acquisition and $38,000 of depreciation. The Company's net loss for the second quarter of 2005 was $1,141,000, as compared to $62,000 of net income for the second quarter of 2004.

The Company had cash and cash equivalents of $5,665,000 as of June 30, 2005, which is reflective of the payment of $1,215,000 to Wildform, Inc. in connection with the previously announced Flix acquisition. Approximately half of the Company's second quarter revenue came from the licensing of the Flix line of Flash related products.

"We are satisfied with the progress we continue to make in establishing royalty and other recurring revenue arrangements with our customers, particularly in the video VOIP business," said Douglas A. McIntyre, On2's Chairman, President and Chief Executive Officer. "We expect that the next version of Flash will launch this quarter in addition to two significant video VOIP and VPx instant messaging launches. We anticipate that these external factors should have a positive impact on the Company's licensing activities in the second half of the year," Mr. McIntyre added. "Upgrades to VP7 and new sales of VP7 are also beginning to occur and we expect to benefit from increased activity in both of these categories. In addition, pursuant to the licensing arrangement with Leapfrog Enterprises, Inc. announced in January 2005, we expect to begin to recognize royalty revenue in the third quarter from first and second quarter sales by Leapfrog of Leapster units," Mr. McIntyre concluded.

On2 will host a live webcast and conference call regarding its second quarter 2005 financial results today (July 28) at 5:00 p.m. EST.

To access the live webcast, please use the following:

http://www.vcall.com/CEPage.asp?ID=92863
Webcast Replay Available Until: 07/28/2006

If you prefer to dial-in, the dial-in information for the conference call is as follows: Live Participant Dial In (Toll Free): 877-407-9210

Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 162287
Teleconference Replay Available Until: 7/29/2005 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

About On2 Technologies, Inc., The Duck Corporation
On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen, On2 Video compression and streaming technologies. On2 Video codecs are used extensively in the video-on-demand, videoconferencing, Internet media, surveillance, and store-and-play markets. They operate with On2's own TrueCast Server and Player software, as well as third-party player and server products. On2's software is used by such leading companies as Sony, XM Satellite Radio, NTT, AOL, BBC, ABC News, Nullsoft, SeaChange International, and Macromedia. The On2 Video decoder has an installation base of millions through its inclusion in AOL 9 Media Player, Winamp 5, Viewpoint Media Player, and others. On2 licenses its software for use in set-top boxes, consumer electronics devices and wireless applications and offers high-level video encoding, customized technical support, and consulting/integration services. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2 write to sales@on2.com or visit http://www.on2.com.

For more information, contact On2:
Tim Reusing
(646) 292-3533


This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the launches of Flash and video VOIP and VPx instant messaging services, licensing activities in the second half of the year, benefits from increased VP7 activity and the recognition of Leapfrog royalties. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                                On2 Technologies, Inc.
                         Condensed Consolidated Balance Sheets


                      ASSETS                            June 30, 2005   December 31, 2004
                                                      ----------------   ----------------
                                                        (unaudited)

Current assets:
Cash and cash equivalents                             $      5,665,000   $      5,418,000
Marketable equity securities                                   159,000            445,000
Accounts receivable                                            442,000            249,000
Prepaid expenses and other current assets                      177,000            156,000
                                                      ----------------   ----------------

Total current assets                                         6,443,000          6,268,000

Acquired software, net                                         774,000
Other acquired intangibles, net                                176,000
Goodwill                                                       244,000
Property and equipment, net                                    153,000             87,000
Other assets                                                    29,000             80,000
                                                      ----------------   ----------------

Total assets                                          $      7,819,000   $      6,435,000
                                                      ================   ================

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses                 $        231,000   $        570,000
Deferred revenue                                               220,000            153,000
Term-loan                                                       62,000
Capital lease obligation                                        19,000             17,000
                                                      ----------------   ----------------

Total current liabilities                                      470,000            802,000

Capital lease obligation, excluding current portion             17,000             26,000
Convertible debentures                                         336,000            330,000


                                                      ----------------   ----------------
Total liabilities                                              823,000          1,158,000

Commitments and contingencies

Stockholders' equity                                         6,996,000          5,277,000
                                                      ----------------   ----------------

Total liabilities and stockholders' equity            $      7,819,000   $      6,435,000
                                                      ================   ================

                             On2 Technologies, Inc.
            Unaudited Condensed Consolidated Statements of Operations

                                                               Three months ended June 30,     Six months ended June 30,
                                                              ----------------------------    ----------------------------
                                                                  2005            2004            2005            2004
                                                              ------------    ------------    ------------    ------------
Revenue                                                       $    346,000    $  1,570,000    $    699,000    $  2,164,000

Operating expenses:
  Cost of revenue (1)                                              410,000         335,000         779,000         677,000
  Research and development (2)                                     248,000         206,000         506,000         448,000
  Sales and marketing (2)                                          194,000         121,000         305,000         231,000
  General and administrative (2)                                   564,000         596,000       1,281,000       1,067,000
  Equity-based compensation:
       Research and development                                                     22,000                          30,000
       Sales and marketing                                                           6,000                           9,000
       General and administrative                                                  194,000                         261,000
                                                              ------------    ------------    ------------    ------------

    Total operating expenses                                     1,416,000       1,480,000       2,871,000       2,723,000
                                                              ------------    ------------    ------------    ------------

    Income (loss) from operations                               (1,070,000)         90,000      (2,172,000)       (559,000)

Interest and other income (expense), net                           (59,000)        (26,000)       (259,000)        (99,000)
                                                              ------------    ------------    ------------    ------------

    Income (loss) before provision for income taxes             (1,129,000)         64,000      (2,431,000)       (658,000)

Provision for income taxes                                          12,000           2,000          12,000           3,000
                                                              ------------    ------------    ------------    ------------

    Net income (loss)                                         $ (1,141,000)   $     62,000    $ (2,443,000)   $   (661,000)

Convertible preferred stock deemed dividend                        180,000                         360,000

Convertible preferred stock 8% dividend                             81,000                         162,000

Accretion of costs associated with the Series D
   Preferred Stock                                                  22,000                          43,000
                                                              ------------    ------------    ------------    ------------

    Net income (loss) attributable to common shareholders     $ (1,424,000)   $     62,000    $ (3,008,000)   $   (661,000)
                                                              ============    ============    ============    ============

Basic and diluted net income (loss) attributable to common
    shareholders per commonn share                            $      (0.02)   $       0.00    $      (0.03)   $      (0.01)
                                                              ============    ============    ============    ============

Weighted average common shares outstanding:
  Basic                                                         87,674,000      76,629,000      86,720,000      75,701,000
                                                              ============    ============    ============    ============
  Diluted                                                       87,674,000      83,780,000      86,720,000      75,701,000
                                                              ============    ============    ============    ============


(1) Includes equity-based compensation of $54,000 and $71,000 for the three and six months ended June 30, 2004

(2)   Excludes equity-based compensation, which is presented separately